                                                                    EXHIBIT 99.1



VIRBAC CORPORATION                                                       PAGE 23


        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code


I, Thomas L. Bell, the Chief Executive Officer of Virbac Corporation certify that the foregoing report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Virbac Corporation for the periods covered by the report.

/s/ Thomas L. Bell
----------------------------
Thomas L. Bell
Chief Executive Officer
August 8, 2002